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                                                                 Exhibit T3E(3)
                             HARTMARX CORPORATION

                               Offer to Exchange
    12 1/2% Senior Subordinated Notes Due 2005 and Cash for All Outstanding
                  10 7/8% Senior Subordinated Notes Due 2002
           Pursuant to the Offering Circular Dated December 14, 2001

To Our Clients:

   Enclosed for your consideration is an offering circular, dated December 14, 2001 the ("Offering Circular"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer of Hartmarx Corporation ("Hartmarx") to exchange $850 principal amount of its 12 1/2% Senior Subordinated Notes due 2005 and $150 in cash for each $1,000 principal amount of Hartmarx's outstanding 10 7/8% Senior Subordinated Notes due 2002 (the "Existing Notes").

   The exchange offer is subject to satisfaction or waiver of certain conditions that are described in the Offering Circular under the caption "The Exchange Offer--Conditions to the Completion of the Exchange Offer."

   These materials are being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of the Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 12:00 midnight, New York City time, on January 14, 2002, unless the exchange offer is extended or earlier terminated. Tenders of Existing Notes may be withdrawn at any time prior to the expiration of the exchange offer.

   Your attention is directed to the following:

    1. The exchange offer is for any and all Existing Notes.

    2. The exchange offer is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer--Conditions to the Completion of the Exchange Offer." Hartmarx may terminate the exchange offer at any time in its sole and absolute discretion.

    3. Any transfer taxes incident to the transfer of Existing Notes from the holder to Hartmarx will be paid by Hartmarx, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

    4. The exchange offer expires at 12:00 midnight, New York City time, on January 14, 2002, unless the exchange offer is extended or earlier terminated. Tenders of Existing Notes may be withdrawn at any time prior to the expiration of the exchange offer.

   If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the exchange offer made by Hartmarx with respect to its 10 7/8% Senior Subordinated Notes due 2002. This will instruct you to tender the Existing Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

[_]  Pleasetender the Existing Notes held by you for my account as indicated
           below:

PrincipalAmount of Existing Notes to be Tendered: $
  (mustbe in the principal amount of $1,000 or an integral multiple thereof)

[_] Pleasedo not tender any Existing Notes held by you for my account.

Dated:         , 200

Signature(s): _________________________________________________________________

          _____________________________________________________________________

Print Name(s): ________________________________________________________________

           ____________________________________________________________________

Address(es):  _________________________________________________________________

          _____________________________________________________________________

Area Code(s) and Telephone Number(s): _________________________________________

Taxpayer Identification or Social Security Number(s): _________________________

   None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.